Exhibit 99.1

CEA Industries ($BNC) Announces BNB Holdings of 480,000 tokens, and total Crypto and Cash holdings of $663 Million

●	The Company’s core treasury asset, BNB token, is on a historic run, hitting an all time high of $1,236.74 and a market cap of over $170 Billion
●	$BNC is the world’s largest BNB Treasury Company, and is listed on NASDAQ

Louisville, CO, October 7, 2025 - CEA Industries Inc. (Nasdaq: BNC) , (“BNC” or the “Company”), today announced that it now holds a total of 480,000 BNB tokens, with an average acquisition cost of $860 per BNB, representing a total invested amount of approximately $412.8 million and an estimated BNB value of $585.5 million, as of 1:00PM ET October 6th, 2025. In addition, the Company retains approximately $77.5 million in unencumbered cash and cash equivalents, further demonstrating its commitment to continued BNB acquisitions on its path to owning 1% of total BNB token supply by the end of 2025. Total crypto and cash holdings are $663 Million as of October 6th, 2025.

As BNB prices surpassed all time highs, reaching $1,236.74 on October 6th 2025, this milestone also furthers BNC’s position as the largest $BNB treasury, and one of the most influential participants in the global digital asset markets, following in the path of other market leading digital asset treasury companies in their respective ecosystems, including Strategy, Inc (MSTR), the largest Bitcoin treasury company, and Bitmine Immersion Technologies, Inc. (BMNR) the largest Ethereum treasury company. BNB, with a total market cap now exceeding $175 Billion, is over 33% larger than Solana ($127 Billion), and nearly as big as Tether ($177 Billion) and XRP ($178 Billion) by market cap.

Commenting on the milestone, David Namdar, CEO of CEA Industries (BNC) said: “BNB’s all-time highs are a clear validation that the global markets are waking up to the inherent value, credibility, scale, and utility of both the asset and underlying ecosystem. We view BNB not just as a token, but as the fulcrum of a massively integrated ecosystem. We believe our capital allocation discipline, combined with our balance sheet flexibility, gives us the optionality to accelerate into value accretive BNB deployments as the ecosystem matures.”

Strategic Advantage

The Company’s single-asset focus and disciplined capital deployment set it apart from diversified digital asset treasuries. By concentrating exclusively on BNB, the Company is positioned to capture network effects, participate in on-chain yield strategies, and align directly with the long-term growth of the BNB ecosystem.

ENDS

About CEA

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of Binance Coin (BNB). BNC offers investors institutional-grade exposure to BNB.

Investor Relations:

James Carbonara, Hayden IR, LLC

james@haydenir.com

(646) 755-7412

Media Contacts:

BNC@cw8.co

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the longevity of the Company’s position as the largest BNB treasury in the world; (ii) the long-term growth and adoption of the BNB ecosystem; (iii) BNC’s role in advancing BNB’s global adoption; (iv) the growth of interest from institutional partners and investors worldwide; (v) BNC being the most trusted and strategically positioned digital asset treasury; (vi) progress and achievement of the Company’s goals regarding BNB acquisition and staking, the long-term value of BNB, continued growth and advancement of the Company’s BNB treasury strategy and the applicable benefits to the Company; and (vii) BNC’s ability to scale its holdings and introduce innovative structures, which result in lasting value to shareholders. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-K filed with the SEC on March 27, 2025, Form 10-KT filed with the SEC on July 25, 2025 and Form S-3ASR filed with the SEC on August 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.